FIRST QTR 2022 APRIL 28, 2022 Earnings webcast and conference call Exhibit 99.2

Brad Windbigler Head of Treasury and Investor Relations 2

This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our Business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation (“GDPR”) in the European Union ("EU") and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau (“CFPB”) and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks. Safe Harbor 3

Devin McGranahan Chief Executive Officer 4

Western Union – Highlights Strong Financial Position & Flexibility 5 Company Results Highlights $1.2B GAAP 20.5% $0.74 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue Op. Margin Adj. ex Business Solutions* 21.8% EPS $0.51 GAAP Adj.* GAAP >$240 million returned to shareholders in Q1 >$900 million received in proceeds from the Business Solutions sale

Strategy Update 6 Key Focus Areas Accelerating Retail Driving Digital and Omni-channel Customer Growth

Improving Customer Experience Accelerating Retail Marketing Effectiveness Targeting Opportunity Network Optimization Key Priorities

Driving Digital and Omni-channel Customer Growth Shifting toward a more holistic customer relationship mindset Opportunity to engage high value omni-channel customers 8 Retaining Customers Expanding Customer Relationships Acquiring Customers Brand strength and scale of retail customer base provides competitive advantage Omni-channel users compared to retail only or digital only customers in 2021 2x Revenue per customer

Raj Agrawal Chief Financial Officer 9

Business Trends Q1 Consolidated revenues of $1.2 billion decreased 4% on a reported basis or 1% constant currency and excluding contributions from Business Solutions compared to the prior year period* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures C2C Transactions 70 million Digital Money Transfer % of Total C2C Revenue 25% C2C Principal 25 ~ ~ billion

Consumer-to-Consumer Trends Q1 Regions Revenue Growth/(Decline) Constant Currency Revenue Growth/(Decline)* Transaction Growth/(Decline) % of C2C Revenue North America (1%) (1%) (6%) 39% Europe & CIS (14%) (10%) (7%) 29% MEASA 2% 3% 5% 17% LACA 2% 5% 2% 9% APAC (6%) (3%) (13%) 6% Total C2C (5%) (3%) (4%) 100% Included in C2C regions above: Digital Money Transfer 5% 6% 4% 25% 11 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Business Solutions and Other Highlights Q1 12 Business Solutions First closing completed in March Second closing is expected to be completed in the back half of the year, subject to regulatory approval Until the second closing, will continue to recognize revenue and operating profit plus offsetting contractual payments to the buyers in Other Income Other (primarily retail bill payments businesses in the U.S. & Argentina and money orders in the U.S.) 6% of Company revenue Revenue increased 8%

Total Company Operating Margin Q1 13 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. GAAP GAAP Adjusted* Key factors driving the increase in operating margin: Timing of investments, product and channel mix, and changes in foreign currency Adjusted operating margin was impacted by the same factors above and excludes: Divestiture and acquisition costs in both periods Business Solutions’ contribution and Russia/Belarus/Business Solutions exit costs in the current period Adjusted*

Segment Operating Margins Q1 14 C2C Segment Other

Financial Highlights As of March 31, 2022 EPS: GAAP / Adjusted* $0.74 / $0.51 Cash Flow from Operations $200 million Dividends Paid $92 million Share Repurchases $150 million Cash Balance, March 31, 2022 $1.3 billion Debt outstanding, March 31, 2022 $2.5 billion 15 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures

Note: The 2021 financial outlook assumes no material worsening in macro-economic conditions or the COVID-19 pandemic GAAP Revenue Approximately -9% to- 11% GAAP & Adjusted Operating Profit Margin* Approximately 20% Approximately 21% GAAP Effective Tax Rate GAAP Earnings per Share $2.13 to $2.23 2022 Outlook 16 Adjusted Earnings per Share* $1.75 to $1.85 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures Mid-teens range Adjusted Effective Tax Rate Low-single digit decline (constant currency, excluding the impact of Argentina inflation and proforma for the planned sale of Business Solutions) Adjusted Revenue

17 Questions & Answers

18 Appendix First Quarter 2022 Earnings Webcast and Conference Call

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. We have also included non-GAAP revenues below that remove impacts of Business Solutions, in order to provide a more meaningful comparison of results from continuing operations. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. Amounts included below are in millions, unless indicated otherwise. Key Statistics and Reconciliation of Non-GAAP Measures

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